AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 13, 1997
                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               FIRSTENERGY CORP.
             (Exact name of registrant as specified in its charter)
                            ------------------------

                        OHIO                                                34-1843785
            (State or other jurisdiction                                 (I.R.S. Employer
         of incorporation or organization)                             Identification No.)

                              76 SOUTH MAIN STREET

                               AKRON, OHIO 44308
                                 (330) 384-5100
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                NANCY C. ASHCOM
                              CORPORATE SECRETARY
                               FIRSTENERGY CORP.
                              76 SOUTH MAIN STREET
                               AKRON, OHIO 44308
                                 (330) 384-5504
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------
                                   Copies to:
                             JOHN H. BYINGTON, ESQ.
                      WINTHROP, STIMSON, PUTNAM & ROBERTS
                             ONE BATTERY PARK PLAZA
                         NEW YORK, NEW YORK 10004-1490

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================

                                                              PROPOSED          PROPOSED
             TITLE OF EACH                                     MAXIMUM           MAXIMUM
          CLASS OF SECURITIES             AMOUNT TO BE     OFFERING PRICE       AGGREGATE         AMOUNT OF
           TO BE REGISTERED                REGISTERED        PER UNIT(1)    OFFERING PRICE(1) REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
Common Stock, $.10 par value........... 10,000,000 shares     $25 7/16        $254,375,000         $77,084
===============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933 based on the average of the reported high and low sales of the Common Stock reported on the New York Stock Exchange on November 10, 1997.

    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS
-----------
(SUBJECT TO COMPLETION, ISSUED NOVEMBER 13, 1997)
                               FIRSTENERGY CORP.

                                      LOGO
                                      LOGO
                             STOCK INVESTMENT PLAN
                               10,000,000 SHARES
                                  COMMON STOCK
                           (PAR VALUE $.10 PER SHARE)
                               ------------------

    The FirstEnergy Corp. Stock Investment Plan (the "Plan") provides a way for shareholders and employees of FirstEnergy Corp. (the "Company") and its subsidiaries, as well as others, to purchase shares of the Company's common stock. Participants in the Plan may:
    - Reinvest all or a portion of cash dividends paid on shares of the Company or its subsidiaries registered in their names, as well as any common stock credited to their Plan accounts, to purchase shares of Company common stock.
    - Make an initial investment in Company common stock with a cash payment of at least $250 or, if already a shareholder or employee of the Company or its subsidiaries, make an investment in Company common stock with optional cash investments at any time of at least $25 per payment. Cash investments are limited to a maximum of $100,000 per calendar year.
    - Receive certificates for whole shares of common stock credited to their Plan accounts upon request.
    - Deposit certificates representing Company common stock into the Plan for safekeeping.
    - Sell shares of common stock credited to their Plan accounts through the Plan.
    Cash dividends and cash investments under the Plan will be used to purchase shares of Company common stock which, at the option of the Company, will be either newly issued shares or will be purchased on behalf of Plan participants in the open market by an Independent Agent appointed by the Company. The price of shares purchased in the open market under the Plan will be the weighted average price paid by the Independent Agent for the shares over the purchase period. The price of newly issued shares acquired under the Plan will be the average of the high and low prices of the Company's common stock as reported in The Wall Street Journal's report of New York Stock Exchange Composite Transactions for the investment date. In both cases, the purchase price will include a transaction fee which is not expected to exceed $.09 per share. The Company will receive all of the proceeds resulting from the purchase of newly issued shares under the Plan. The Company does not receive any part of the proceeds resulting from the purchase of shares in the open market under the Plan other than a portion of the related transaction fees designed to cover administrative costs. The cost to the Company to implement the Plan is estimated to be $150,000. Some or all of these costs may be recovered through the transaction fees.
    The price of shares sold by a participant under the Plan will be the weighted average price at which the Independent Agent or other designated broker sells these shares and the other shares that aggregated for sale with them. The sale price received by a participant will be reduced by a transaction fee which is not expected to exceed $.09 per share.
    Fees payable by a Plan participant will be added to the purchase price for shares purchased, and deducted from the selling price for shares sold, under the Plan. (See Questions 15 and 22.)
    This Prospectus describes the provisions of the Plan and should be retained by participants for future reference. The Company's common stock is listed on the New York Stock Exchange under the symbol "FE".
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                               ------------------

                The date of this Prospectus is            , 1997

                               TABLE OF CONTENTS

AVAILABLE INFORMATION.........................................................      1
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.............................      1
THE COMPANY...................................................................      2
DESCRIPTION OF THE PLAN.......................................................      3
     Purpose..................................................................      3
     Administration...........................................................      3
     Participation............................................................      4
     Dividend Reinvestment....................................................      5
     Cash Investments.........................................................      5
     Investment Dates.........................................................      6
     Purchases................................................................      7
     Safekeeping Option For Common Stock Certificates.........................      8
     Sales, Certificate Withdrawals And Closing Plan Accounts.................      8
     Reports To Participants..................................................     10
     Tax Consequences.........................................................     10
     Other Information........................................................     10
USE OF PROCEEDS...............................................................     12
DESCRIPTION OF COMMON STOCK...................................................     12
LEGAL MATTERS.................................................................     14
EXPERTS.......................................................................     14

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60604; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The information described above can also be obtained from the Web site maintained by the Commission (http://www.sec.gov). In addition, material filed by the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Inquiries concerning such reports and other information may also be directed to the Company at the address and phone number indicated herein under "The Company".

     The Company has filed with the Commission a Registration Statement on Form S-3 with respect to the offering made hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. Copies of the Registration Statement and the exhibits thereto may be inspected without charge at offices of the Commission, and copies of all or any portion thereof may be obtained from the Commission upon payment of the prescribed fees.
                            ------------------------

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed by the Company or its subsidiaries with the Commission are incorporated by reference into this Prospectus and made a part hereof as of their respective dates:

     1. Annual Report on Form 10-K for the year ended December 31, 1996 of:

        (a) Ohio Edison Company

        (b) Centerior Energy Corporation

     2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 of:

        (a) Ohio Edison Company

        (b) Centerior Energy Corporation

     3. Current Report on Form 8-K of the Company dated November 10, 1997.

     4. Current Reports on Form 8-K of Ohio Edison Company dated January 28, 1997, April 1, 1997, and November 12, 1997.

     5. Current Reports on Form 8-K of Centerior Energy Corporation dated January 28, 1997, February 6, 1997, June 18, 1997, July 30, 1997, and
        September 19, 1997.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Such documents and the documents enumerated above are hereinafter referred to as "Incorporated Documents"; provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13, 14 or 15 of the Exchange Act in each year during which this offering is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Prospectus or be a part hereof from and after such filing of such Annual Report on Form 10-K. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     You may obtain information concerning the business and affairs of the Company and its subsidiaries by requesting copies of and reading the Incorporated Documents.

     THE COMPANY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY DOCUMENT REFERRED TO ABOVE WHICH HAS BEEN INCORPORATED IN THIS PROSPECTUS BY REFERENCE OTHER THAN EXHIBITS TO SUCH DOCUMENT (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENT). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO: INVESTOR SERVICES, FIRSTENERGY CORP., 76 SOUTH MAIN STREET, AKRON, OHIO 44308-1890,
TELEPHONE: (800) 736-3402.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED, OR INCORPORATED BY REFERENCE, IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                  THE COMPANY

     The principal executive office of the Company is located at 76 South Main Street, Akron, Ohio 44308. Its telephone number is (330) 384-5100.

                            DESCRIPTION OF THE PLAN

     The following questions and answers describe the terms and conditions of the Plan. We suggest that you keep this Prospectus for future reference.

PURPOSE

 1. Q. What is the purpose of the Plan?

    A. The purpose of the Plan is to provide shareholders and employees of the Company and its subsidiaries, as well as others, a way to purchase shares of the Company's common stock. Purchases can be made by investing cash and/or reinvesting cash dividends.

ADMINISTRATION

 2. Q. Who administers the Plan?

    A. The Company will administer the Plan. This will include keeping the Plan records and serving as custodian for shares held in the Plan. If the Company elects to meet the purchase requirements of participants through purchases of shares of common stock in the open market, funds for investment will be promptly deposited into an escrow account for the benefit of Plan participants. An Independent Agent appointed by the Company will then act on behalf of participants in buying such shares. The Independent Agent, or such other registered securities broker designated by the Company, will sell Plan shares on behalf of participants.

       The Company reserves the right to interpret and regulate the Plan as deemed necessary or desirable. Neither the Company nor its Independent Agent will be liable for any act done in good faith or for any omission to act in good faith, including, without limitation, any claim of liability arising out of failure to close a participant's account upon the participant's death prior to receipt of written notice of such death, or with respect to the prices at which shares of common stock are purchased or sold for the participant's account and the times when such purchases and sales are made, or with respect to any loss or fluctuation in the market value after the purchase or sale of such shares. However, the Company shall not be relieved from any liability imposed under any federal, state or other applicable securities law that cannot be waived.

 3. Q. Who should I contact with questions concerning the Plan?

    A. You may call the Company's Investor Services toll-free at 1-800-736-3402. Or, you may write to the following address:

                                   FIRSTENERGY CORP.
                                   INVESTOR SERVICES
                                   76 S. MAIN STREET
                                   AKRON, OH 44308-1890

PARTICIPATION

 4. Q. Who is eligible to participate in the Plan?

    A. All registered shareholders and employees of the Company and its subsidiaries are eligible to participate. In addition, any person or entity who is not a registered shareholder or employee is eligible to participate provided that in the case of citizens or residents of a country other than the United States, its territories and possessions, their participation would not violate local laws applicable to the Company, the Plan or the participant.

 5. Q. How do I enroll in the Plan or change my method of participation?

    A. SHAREHOLDERS -- Current registered shareholders can enroll by completing and signing a Plan Enrollment Form.

       EMPLOYEES -- Employees can enroll by completing and signing a Plan Enrollment Form/Payroll Deduction Authorization Form (Form 133, available from department secretary). If voluntary payroll deductions are not desired, this form must be accompanied by a cash payment.

       OTHER PERSONS OR ENTITIES -- If you are not a registered shareholder or employee, you can enroll by making an initial cash investment of at least $250 and completing and signing a Plan Enrollment Form. The Enrollment Form requires each person to certify that he/she is of legal age and to provide information necessary to open an account, such as the stock registration desired, address and taxpayer identification number.

       You may change the method of participation at any time by completing and signing another Plan Enrollment Form. In the case of an employee who is using payroll deductions to invest in the Plan, the amount of the deduction can be changed or canceled by completing and signing another Plan Enrollment Form/Payroll Deduction Authorization Form.

 6. Q. What dividend payment options are provided under the Plan?

    A. The Plan provides complete flexibility in regard to how dividends are paid. You are asked to provide payment instructions by completing both Parts (A) and (B) of the Dividend Reinvestment and Payment Instructions Section of the Plan Enrollment Form. Part (A) contains payment instructions for shares that are currently held, or may be held in the future, by you in certificate form. Part (B) contains payment instructions for shares that are currently held, or may be held in the future, by the Company in an account for you. Dividend payment options are as follows:

       REINVEST DIVIDENDS ON ALL SHARES -- All dividends are reinvested to purchase shares of Company common stock.

       PAY CASH DIVIDENDS ON ALL SHARES -- All dividends are paid in cash. (See below for direct deposit information.)

       PAY CASH DIVIDENDS ON PORTION OF SHARES -- You may elect to have a portion of dividends paid in cash and reinvest the remaining dividends to purchase shares of Company common stock by selecting the number of shares, the percent, or the dollar amount of dividends to be paid in cash. (See below for direct deposit information.)

       If you elect to receive all or a portion of your dividends in cash, your cash dividends may be deposited directly into your checking, savings or credit union account at any financial institution that accepts electronic direct deposits. Receiving your payments by direct deposit ensures that the funds will be deposited into your bank account on the payment date. If you are interested in direct deposit of dividends, you should complete the appropriate section on the Enrollment Form or call Investor Services for a Direct Deposit Authorization Form.

 7. Q. When must my Plan Enrollment Form be received by the Company?

    A. For dividends to be reinvested, your Enrollment Form must be received by the Company on or before the record date for the dividend payment; otherwise, reinvestment of dividends will start with the next succeeding dividend payment. The dividend record and payment dates for preferred stock dividends vary and can be obtained by contacting the Company. The dividend record and payment dates for common stock dividends, which must be declared by the Board of Directors, are expected to be as follows:

         Record dates -- Fifth business day of February, May, August, November Payment dates -- March 1, June 1, September 1, December 1

       For initial cash investments, a properly completed Enrollment Form and the initial cash payment must be received by the Company before a cash Investment Date, which will be the 1st and 15th day of each month. Otherwise, the investment will be made on the next succeeding cash Investment Date.

DIVIDEND REINVESTMENT

 8. Q. What is meant by dividend reinvestment?

    A. If you have elected to reinvest all or a portion of your dividends, the Company will take those dividends and purchase shares of Company common stock for you. The amount reinvested will be reduced by any amount that is required to be withheld under any applicable tax or other statutes and by applicable transaction fees. See the "Purchases" section for more detailed information.

CASH INVESTMENTS

 9. Q. Who is eligible to make cash investments?

    A. All persons and entities that are eligible to participate in the Plan are eligible to make cash investments. See Question 4 for Plan eligibility requirements.

10. Q. What are the minimum and maximum cash investments?

    A. If you are not a registered shareholder or employee of the Company or its subsidiaries, the initial cash investment must be at least $250.

       If you are a registered shareholder or employee of the Company or its subsidiaries, the minimum cash investment is $25 per payment; however, for employees who elect to use payroll deduction to make cash investments, the minimum deduction is $10.

       The maximum amount of cash investments is $100,000 per calendar year.

11. Q. How do I make a cash investment?

    A. If you are not a current Plan participant, you must enclose a check with your Plan Enrollment Form.

       If you are a current Plan participant, you can make a cash investment by sending a check or by signing up for automatic electronic investments as discussed below. When sending a check, you should attach a cash investment form which is attached to your Plan statements. You may also send a check without a cash investment form; however, your stock registration and tax identification number should be included on your check for account identification purposes, along with a cover letter requesting that the check be used to purchase common stock of the Company. If you are sending a cash payment to open a new account, you must send a letter of instruction providing the name, address and tax identification number (include an IRS Form W-9) for the new account.

       All checks should be made payable to "FirstEnergy Corp." and sent to FirstEnergy Investor Services at 76 South Main Street, Akron, OH 44308-1890. For the protection of participants, the Company discourages sending cash or endorsed second-party checks. Cash investments received from foreign shareholders must be in United States dollars.

       You may authorize monthly automatic electronic cash investments by completing the appropriate section on the Enrollment Form or by completing an Automatic Electronic Investment Authorization Form available from Investor Services. This enables you to make regular investments, if you choose, without the inconvenience of writing and mailing checks. If you authorize automatic electronic cash investments, funds will be withdrawn from your bank or credit union account around the 25th day of each month and will be invested on the next Investment Date following the withdrawal. Your bank, savings association or credit union must be a member of the National Automated Clearinghouse Association. You may change the amount automatically withdrawn or the financial institution at any time by completing a new Automatic Electronic Investment Authorization Form, and you may stop automatic electronic cash investments by notifying Investor Services in writing.

       Cash investments, pending purchase of common stock through the Plan, will be credited to your Plan account and held in a bank account which will be separated from funds of the Company. No interest will be paid by the Company on cash held for investment.

       You may request the return of a cash investment upon written request received by the Company not later than 48 hours prior to the applicable investment date.

INVESTMENT DATES

12. Q. When are the Investment Dates for Plan purchases?

    A. Investment Dates for reinvested dividends are the dividend payment dates. Payment dates for common stock dividends are expected to be March 1, June 1, September 1 and December 1. Payment dates for preferred stock can be obtained by contacting the Investor Services.

       Investment Dates for cash investments are the 1st and 15th day of each month. Cash investments must be received by the Company by the business day before the Investment Date in order to be invested on such Investment Date. Otherwise, the cash investments will be held by the Company and invested on the next Investment Date.

       In order to receive dividends on shares of common stock purchased with cash investments, the shares must be purchased on an Investment Date prior to the dividend record date. Record dates for common stock dividends are expected to be the fifth business day of February, May, August and November.

PURCHASES

13. Q. What is the price of shares purchased under the Plan?

    A. Cash dividends and cash investments will be used to purchase shares of the Company's common stock which, at the option of the Company, will be either newly issued or will be purchased on behalf of Plan participants in the open market by an Independent Agent appointed by the Company.

       When shares are purchased in the open market, the purchase price per share will be the weighted average price of the aggregated shares purchased by the Independent Agent during the purchase period plus a transaction fee which is not expected to exceed $.09 per share. Purchases may begin before the Investment Date and should be completed no more than ten days after the Investment Date, although the purchase period could be longer. The length of the purchase period is affected by the amount of funds to be invested, the availability of shares in the open market and market conditions. In regard to purchases made by the Independent Agent, neither the Company nor any participant will have any authority or power to direct the time or price at which shares may be purchased; the markets on which the shares are to be purchased (including any securities exchange, the over-the-counter market or negotiated transactions); or the selection of the broker or dealer (other than any Independent Agent) through whom purchases may be made. The Independent Agent will combine the funds of all participants for the purpose of executing purchase transactions.

       When shares to be purchased are satisfied by newly issued shares, the price will be the average of the high and low prices of the Company's common stock, as reported in The Wall Street Journal's report of New York Stock Exchange Composite Transactions, for the Investment Date (or the next preceding day on which the Company's common stock is traded on the New York Stock Exchange, if it is not traded on the Investment Date), plus a transaction fee which is not expected to exceed $.09 per share.

       The primary consideration in determining the source of shares of common stock to be used for purchases under the Plan is expected to be the Company's need to increase equity capital. If the Company does not need to raise funds externally or if the need for funds is satisfied using sources other than the issuance of new shares through the Plan, shares of common stock purchased for participants under the Plan will be purchased in the open market. As of the date of this Prospectus, shares of common stock purchased for participants under the Plan are being purchased in the open market by an Independent Agent.

       If shares cannot be purchased with respect to an Investment Date, or if such purchase is deemed to be otherwise inadvisable by the Company or the Independent Agent, the dividends and cash investments which otherwise would have been invested will be paid or returned, as the case may be, to the participants without interest.

14. Q. How many shares of common stock will be purchased?

    A. The number of shares (including any fraction of a share rounded to three decimal places) of common stock purchased for you will be determined by dividing the total amount of cash dividends and/or cash investments to be invested for you on such Investment Date by the purchase price.

       All shares purchased under the Plan are held by the Company and credited to your Plan account until such time as you request the withdrawal of shares from your Plan account.

15. Q. Do I incur any fees for shares purchased under the Plan?

    A. Yes. There is a transaction fee for each share purchased to cover brokerage commissions and administrative costs of the Plan. This transaction fee is not expected to exceed $.09 per share.

SAFEKEEPING OPTION FOR COMMON STOCK CERTIFICATES

16. Q. What is the purpose and advantages of the safekeeping option?

    A. The purpose of the Plan's safekeeping option is to enable you to deposit any FirstEnergy common stock certificates into the Plan for safekeeping. The shares are held by the Company and credited to your Plan account, and the shares are shown on dividend checks and/or Plan account statements and otherwise treated in the same manner as shares purchased through the Plan. The Company does not offer safekeeping for preferred stock certificates.

       Benefits of the Plan's safekeeping option include: you will not have to worry or bear the cost of protecting stock certificates or replacing certificates due to loss, theft or destruction; you can request that a certificate for whole shares be issued at no cost to you at any time; and because shares held in safekeeping are treated in the same manner as shares purchased through the Plan, you may sell them through the Plan in a convenient manner.

17. Q. How do I use the safekeeping option?

    A. At the time of Plan enrollment, you may take advantage of the safekeeping option by sending your certificate(s), unsigned, to FirstEnergy Investor Services with a Plan Enrollment Form. Or, at any time after enrollment, you may send your certificate(s), unsigned, with a signed letter of instruction requesting that the Company hold the shares in safekeeping and stating whether the dividends for shares being sent are to be reinvested or paid in cash. Registered mail is suggested when mailing certificates.

SALES, CERTIFICATE WITHDRAWALS AND CLOSING PLAN ACCOUNTS

18. Q. How do I receive a certificate for or sell a portion of my Plan shares?

    A. To receive a certificate for or to sell a portion of the shares credited to your Plan account, you must notify the Company of the number of whole shares to be issued in certificate form or to be sold.

19. Q. How do I close my Plan account?

    A. To close a Plan account, you must notify the Company and provide instructions as to whether a certificate is to be issued, the shares are to be sold, or both. If both, the number of whole shares for which a certificate is to be issued must be specified so that the remainder of the shares can be sold. When requested to issue a certificate only, or if no instructions are provided, the Company will issue a certificate for all whole shares credited to the account and a check for the value of any fraction of a share. The check for the fraction will be based on the closing sale price of the Company's common stock, as reported in The Wall Street Journal's report of New York Stock Exchange Composite Transactions, for the trading day immediately preceding the day the request is processed by the Company.

20. Q. How long will it take to withdraw certificates or close my Plan account?

    A. It normally takes three business days from the time a request is received by the Company until an account is closed or a certificate is issued. However, if we receive your request to close your Plan account between a dividend record date and the date that the additional shares purchased with your reinvested dividend are credited to your account, your request may not be processed until the additional shares are credited to your Plan account (approximately two weeks after the dividend payment date). The additional shares purchased will be added to your account, and all shares will be issued or sold as soon as possible thereafter, depending on your instructions. Upon request, however, the Company can issue a certificate for or sell all whole shares currently in your Plan account, and then close your account by issuing another certificate for or selling the additional shares purchased after the shares are credited to your Plan account.

       The Plan does not provide for the automatic issuance of certificates after a purchase, and certificates for fractions of shares will not be issued under any circumstances. Certificates representing Plan shares will be issued in the name under which your account is maintained. If you desire to transfer Plan shares to another registration, you should contact the Company for transfer instructions.

21. Q. How often are shares sold and at what price?

    A. Participants' requests to sell Plan shares will be aggregated by the Company and sold at least once a week. (See Question 20 for information on requests to sell all shares in and close a Plan account after a dividend record date). The Company will place a market order with the Independent Agent or broker designated by the Company, who will sell the shares as soon as practicable. Neither the Company nor any participant will have any authority or power to direct the time or price at which shares may be sold.

       The price of the shares sold will be the weighted average price of the aggregated shares sold by the Independent Agent or designated broker less a transaction fee which is not expected to exceed $.09 per share. A check for sale of the shares, less the transaction fee, will generally be mailed to the participant three business days after the shares are sold.

22. Q. Will I incur any fees for shares sold under the Plan?

    A. Yes. There is a transaction fee for each share sold to cover brokerage commissions and administrative costs of the Plan. This transaction fee is not expected to exceed $.09 per share.

REPORTS TO PARTICIPANTS

23. Q. What reports will I receive as a Plan participant?

    A. If you reinvest some or all of your dividends, you will receive a Plan statement about three weeks after each dividend payment date. You will also receive a Plan statement about two weeks after any Investment Date that you invest cash.

       If you receive a dividend check for some or all of your dividends, you will receive account information on the stub attached to the check.

       In addition to periodic account statements, a FirstEnergy Plan account history report is available at any time upon request to the Company. This report is a summary of all Plan purchases and withdrawals and provides a concise and thorough record for you.

       You will receive copies of the same communications sent to other registered shareholders of common stock, including the Company's annual report, interim reports, notice of annual meeting and proxy statement, and income tax information.

TAX CONSEQUENCES

24. Q. What are the tax consequences of participation in the Plan?

    A. You will have the same federal income tax obligations with respect to your dividends as shareholders who are not Plan participants. This means that dividends reinvested under the Plan are taxable as ordinary income even though you did not actually receive them in cash.

       The selling of shares, including any fractional share, may give rise to a capital gain or loss for federal income tax purposes. Any such gain or loss will be determined by the difference between your net proceeds from the sale and your tax basis in the shares sold.

       The original tax basis of shares acquired through the Plan is equal to their purchase price per share, including brokerage commission and other fees. See Question 13 for information regarding the purchase price of shares acquired through the Plan.

       Any capital gain or loss will be long-term or short-term according to your holding period and current tax laws. The holding period for the shares acquired under the Plan commences the day after the applicable Investment Date.

       The above tax information is only a general discussion of certain tax aspects of an investment in the Plan. You should consult your personal tax adviser as to all of the tax consequences of participating in the Plan, including the application of current and proposed federal, state, local, foreign and other tax laws.

OTHER INFORMATION

25. Q. What happens if the Company issues a stock dividend or declares a stock split?

    A. Any shares of common stock distributed by the Company as a stock dividend on shares credited to your Plan account, or as a split of these shares, will be credited to your Plan account. Stock dividends or split shares distributed on any shares held by you in certificate form will be mailed directly to you in the same manner as to shareholders who are not participating in the Plan.

26. Q. If the Company has a rights offering, how will the rights on Plan shares be handled?

    A. Rights on shares held by you in certificate form and on any shares, both whole and fractional, credited to your Plan account will be mailed directly to you in the same manner as to shareholders not participating in the Plan.

27. Q. How will shares I hold in the Plan be voted at meetings of shareholders?

    A. You will receive a proxy card which will enable you to vote both shares credited to your Plan account and shares held by you in certificate form.

28. Q. Can shares credited to my Plan account be pledged?

    A. No. Shares credited to your Plan account may not be pledged. If you wish to pledge such shares you must request the issuance of a stock certificate for such shares.

29. Q. Who bears the risk of market price fluctuations affecting the value of Plan shares?

    A. Each individual participant in the Plan bears the risk of market price changes affecting the value of the stock. The Company cannot assure you of a profit or protect you against a loss on any shares you hold, purchase or sell under the Plan.

30. Q. Can the Company terminate my participation in the Plan?

    A. If you do not have at least one whole share of common stock credited to your Plan account, your participation in the Plan may be terminated by the Company upon written notice to you. Additionally, the Company may terminate your participation in the Plan after written notice mailed in advance to you. If your participation has been terminated, you will receive (1) a certificate for all of the whole shares of common stock credited to your account, (2) any uninvested dividend or cash investment credited to your account and (3) a check for the cash value of any fraction of a share of common stock credited to your account. Such fraction of a share will be valued at the average of the high and low prices of the Company's common stock as reported in The Wall Street Journal's report of New York Stock Exchange Composite Transactions for the trading day preceding the date of termination.

31. Q. May the Plan be changed, suspended or discontinued?

    A. The Company reserves the right, for any reason, to modify, suspend or terminate any provision of the Plan, or the Plan as a whole, at any time. All participants will receive notice of any such modification, suspension or termination. Typically, notice of a modification will be provided prior to the effectiveness of the modification and notice of suspension or termination will be given after the fact, but this may not always be the case. If the Plan is suspended, the Company may similarly, for any reason, reinstate the Plan at any time. Again, notice will be given to participants of the reinstatement and such notice may be given before or after the fact.

       Upon any termination of the Plan by the Company, you will receive (1) a certificate for all of the whole shares of common stock credited to your account, (2) any uninvested dividend or cash investment credited to your account and (3) a check for the cash value for any fraction of a share of common stock credited to your account. Such fraction of a share will be valued at the average of the high and low prices of the Company's common stock as reported in The Wall Street Journal's report of New York Stock Exchange Composite Transactions for the trading day preceding the date of termination.

IF YOU HAVE QUESTIONS CONCERNING THE PLAN OR THE COMPANY, PLEASE CALL INVESTOR SERVICES AT 1-800-736-3402.

                                USE OF PROCEEDS

     The proceeds from the sale to the Plan of any newly issued stock will be used to meet working capital and capital expenditure requirements of the Company's subsidiaries and for other corporate purposes.

                          DESCRIPTION OF COMMON STOCK

     Certain provisions of the Company's Articles of Incorporation and Code of Regulations are summarized or referred to below. The summaries are merely an outline, do not purport to be complete, do not relate to or give effect to the provisions of statutory or common law, and are qualified in their entirety by express reference to such Articles of Incorporation and Code of Regulations.

     The Company is authorized by its Articles of Incorporation to issue 300,000,000 shares of common stock, par value $.10 per share, of which approximately 200,000,000 shares were issued and outstanding as of November 13, 1997. The Company is also authorized by its Articles of Incorporation to issue 5,000,000 shares of preferred stock, par value $100 per share, of which none were issued and outstanding as of November 13, 1997. The common stock currently outstanding is, and the common stock offered pursuant to this Prospectus will be, fully paid and non-assessable.

DIVIDEND RIGHTS

     Subject only to the prior rights and preferences of any issued and outstanding shares of the Company's preferred stock, the holders of the common stock shall be entitled to receive dividends thereon when, as and if declared by the Board of Directors of the Company out of funds of the Company legally available therefor. There can be no assurance that funds will be legally available to pay dividends at any given time or that, if funds are available, the Board of Directors will declare a dividend.

LIQUIDATION RIGHTS

     In the event of any dissolution or liquidation of the Company, the holders of common stock shall be entitled to receive, pro rata, after the prior rights of the holders of any issued and outstanding shares of the Company's preferred stock have been satisfied, all of the assets of the Company that remain available for distribution after payment in full of all liabilities of the Company.

VOTING RIGHTS

     The holders of common stock of the Company are entitled to one vote on each matter submitted for their vote at any meeting of the shareholders of the Company for each share of the Company's common stock held of record as of the record date for such meeting. Under the Company's Articles of Incorporation, the voting rights, if any, of the Company's preferred stock may differ from the voting rights of the Company's common stock. The holders of common stock are not entitled to cumulate their votes for the election of directors. The Company's Articles of Incorporation provide that the Board of Directors be divided into three classes with the term of office of the respective classes to expire in successive years.

     In order to amend or repeal, or adopt any provision inconsistent with, the provisions of the Company's Articles of Incorporation dealing with (a) the right of the Board of Directors to establish the terms of unissued shares or to authorize the acquisition by the Company of its outstanding shares; (b) the absence of cumulative voting and preemptive rights; or (c) the requirement that 80% of the voting power of the Company's outstanding shares must approve the foregoing, 80% of the voting power of the Company's outstanding shares must approve. In addition, the approval of 80% of the voting power of the Company's outstanding shares must be obtained to amend or repeal the provisions of the Company's Code of Regulations dealing with (a) the time and place of shareholders' meetings, the manner in which special meetings of shareholders are called or the way business is conducted at such meetings; (b) the number, election and terms of directors, the manner of filling vacancies on the Board of Directors, the removal of directors or the manner in which directors are nominated; or (c) the indemnification of officers or directors. Amendment of the provision of the Code of Regulations that requires the approval of 80% of the voting power of the Company's outstanding shares in the instances enumerated above requires the same level of approval.

     Adoption of amendments to the Company's Articles of Incorporation (other than those requiring 80% approval as specified above), adoption of a plan of merger, consolidation or reorganization, authorization of a sale or other disposition of all or substantially all of the assets of the Company not made in the usual and regular course of its business or adoption of a resolution of dissolution, and any other matter which would otherwise require a two-thirds approving vote, require the approval of two-thirds of the voting power of the Company's outstanding shares, unless the Company's Board of Directors provides otherwise, in which case, these matters will require the approval of a majority of the voting power of the Company's outstanding shares and the approval of a majority of the voting power of any shares entitled to vote as a class.

NO PREEMPTIVE OR CONVERSION RIGHTS

     Holders of common stock have no preemptive or conversion rights and are not subject to further calls or assessments by the Company. There are no redemption or sinking fund provisions applicable to the common stock.

LISTING

     The outstanding common stock of the Company is traded on the New York Stock Exchange.

TRANSFER AGENTS AND REGISTRARS

     The Transfer Agent and Registrar for the common stock of the Company is FirstEnergy Securities Transfer Company, a wholly owned subsidiary of the Company.

                                 LEGAL MATTERS

     The legality of the common stock offered hereby has been passed upon for the Company by Anthony J. Alexander, Esq., Executive Vice President and General Counsel of the Company. As of November 8, 1997, Mr. Alexander owned 12,612 shares of the Company's common stock.

                                    EXPERTS

     The financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Annual Reports on Form 10-K for the year ended December 31, 1996 of Ohio Edison Company and Centerior Energy Corporation have been audited by Arthur Andersen LLP, independent public accountants, as stated in their reports included and incorporated by reference into such Annual Reports on Form 10-K. The financial statements and the related financial statement schedules thereto are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

Securities and Exchange Commission filing fee......................   $ 77,084
Costs of printing and engraving....................................     30,000
Legal fees and expenses............................................     30,000
Accounting fees and expenses.......................................     10,000
Miscellaneous expenses.............................................      2,916
                                                                       -------
     Total.........................................................   $150,000
                                                                       =======

       ----------------------

       * All expenses except for the Securities and Exchange Commission filing fee are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 1701.13 (E) of the Ohio Statute gives a corporation incorporated under the laws of Ohio power to indemnify any person who is or has been a director, officer or employee of that corporation, or of another corporation at the request of that corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, criminal or civil, to which he or she is or may be made a party because of being or having been such director, officer or employee, provided that in connection therewith, such person is determined to have acted in good faith in what he or she reasonably believed to be in or not opposed to the best interest of the corporation of which he or she is a director, officer or employee, without reasonable cause, in the case of a criminal matter, to believe that his or her conduct was unlawful. The determination as to the conditions precedent to the permitted indemnification of such person is made by the directors of the indemnifying corporation acting at a meeting at which, for this purpose, any director who is a party to or threatened with any such action, suit or proceeding may not be counted in determining the existence of a quorum and may not vote. If, because of the foregoing limitations, the directors are unable to act in this regard, such determination may be made by the majority vote of the corporation's voting shareholders (or without a meeting upon two-thirds written consent of such shareholders), by judicial proceeding or by written opinion of legal counsel not retained by the corporation or any person to be indemnified during the five years preceding the date of determination.

     Section 31 of the Company's Code of Regulations provides in relevant part as follows:

          "The Corporation shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a member of the Board of Directors or an officer, employee or agent of the Corporation, or is or was serving at the request of FirstEnergy as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise."

     Section 1701.13(E) of the Ohio Statute provides that the indemnification thereby permitted shall not be exclusive of any other rights that directors, officers or employees may have, including rights under insurance, purchased by the corporation. The Company has insurance covering, subject to certain deductible provisions, its liabilities and expenses which might arise in connection with its lawful indemnification of its directors and officers for certain of such directors' and officers' liabilities and expenses and also covering, subject to certain deductible provisions, its officers against certain other liabilities.

ITEM 16. EXHIBITS.

 EXHIBIT
   NO.                                          DESCRIPTION
---------       ---------------------------------------------------------------------------
4(a)      --    Company's Articles of Incorporation (physically filed and designated in
                Registration No. 333-21011 as Exhibit (3)-1).
4(b)      --    Code of Regulations of the Company (physically filed and designated in
                Registration No. 333-21011 as Exhibit (3)-2).
4(c)      --    Form of Common Stock Certificate (to be filed by Amendment).
4(d)      --    FirstEnergy Corp. Stock Investment Plan (set forth in full in the
                Prospectus, to which reference is hereby made).
5         --    Opinion of Anthony J. Alexander, Esq., Executive Vice President and General
                Counsel of the Company, as to the securities being registered (to be filed by Amendment).
23(a)     --    Consent of Anthony J. Alexander, Esq. (contained in Exhibit 5).
23(b)     --    Consent of Arthur Andersen LLP (to be filed by Amendment).

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales of the registrant's securities are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment in those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron and State of Ohio, on the 13th day of November, 1997.

                                              FirstEnergy Corp.

                                              By /s/ W. R. HOLLAND

                                               ---------------------------------
                                               W. R. Holland
                                               Chairman of the Board
                                               and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

               NAME                                TITLE                        DATE
-----------------------------------  ----------------------------------  -------------------

/s/ W.R. HOLLAND                     Chairman of the Board and Chief       November 13, 1997
-----------------------------------  Executive Officer (Principal
W.R. Holland                         Executive Officer)
/s/ H.P. BURG                        President and Director (Principal     November 13, 1997
-----------------------------------  Financial Officer)
H.P. Burg

/s/ HARVEY L. WAGNER                 Controller (Principal Accounting      November 13, 1997
-----------------------------------  Officer)
Harvey L. Wagner

/s/ ROBERT M. CARTER                 Director                              November 13, 1997
-----------------------------------
Robert M. Carter

/s/ CAROL A. CARTWRIGHT              Director                              November 13, 1997
-----------------------------------
Carol A. Cartwright

/s/ WILLIAM F. CONWAY                Director                              November 13, 1997
-----------------------------------
William F. Conway

/s/ R.L. LOUGHHEAD                   Director                              November 13, 1997
-----------------------------------
R.L. Loughhead

/s/ RUSSELL W. MAIER                 Director                              November 13, 1997
-----------------------------------
Russell W. Maier

/s/ GLENN H. MEADOWS                 Director                              November 13, 1997
-----------------------------------
Glenn H. Meadows

/s/ PAUL J. POWERS                   Director                              November 13, 1997
-----------------------------------
Paul J. Powers

               NAME                                TITLE                        DATE
-----------------------------------  ----------------------------------  -------------------

/s/ CHARLES W. RAINGER               Director                              November 13, 1997
-----------------------------------
Charles W. Rainger

/s/ ROBERT C. SAVAGE                 Director                              November 13, 1997
-----------------------------------
Robert C. Savage

/s/ GEORGE M. SMART                  Director                              November 13, 1997
-----------------------------------
George M. Smart

/s/ JESSE T. WILLIAMS, SR.           Director                              November 13, 1997
-----------------------------------
Jesse T. Williams, Sr.

                                 EXHIBIT INDEX

4(a)       Company's Articles of Incorporation (physically filed and designated in
           Registration No. 333- 21011 as Exhibit (3)-1).
4(b)       Code of Regulations of the Company (physically filed and designated in
           Registration No. 333-21011 as Exhibit (3)-2).
4(c)       Form of Common Stock Certificate (to be filed by amendment).
4(d)       FirstEnergy Corp. Stock Investment Plan (set forth in full in the Prospectus, to which reference is hereby made).
5          Opinion of Anthony J. Alexander, Esq., Executive Vice President and General
           Counsel of the Company, as to the securities being registered (to be filed by amendment).
23(a)      Consent of Anthony J. Alexander, Esq. (contained in Exhibit 5).
23(b)      Consent of Arthur Andersen LLP (to be filed by amendment).